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                                                                     EXHIBIT 5.1


                       [KIRKLAND & ELLIS LLP LETTERHEAD]


                               January 20, 2004


Liberte Investors, Inc.
200 Crescent Court, Suite 1365
Dallas, Texas 75201

Ladies and Gentlemen:

         We are acting as special counsel to Liberte Investors, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of (i) subscription rights (the "Rights") to be distributed in connection with a rights offering (the "Rights Offering") by the Company to the holders (the "Holders") of record of its common stock, par value $0.01 per share, and (ii) up to 12,559,552 shares (the "Shares") of the Company's Common Stock issuable upon the exercise of the Rights, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on December 15, 2003 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Restated Certificate of Incorporation of the Company (the "Restated Certificate") to be filed with the Secretary of State of the State of Delaware prior to the sale of the Rights (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Rights and the Shares (iii) a copy of a specimen Subscription Rights Certificate representing the Rights and (iv) a copy of a specimen stock certificate representing the shares.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due

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Liberte Investors, Inc.
January 20, 2004
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authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

          (i) The issuance of the Rights has been duly authorized; when the Registration Statement becomes effective under the Act and the Rights are distributed to the Holders as contemplated in the Registration Statement, they will be validly issued and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The issuance and sale of the Shares upon exercise of the Rights have been duly authorized and when (i) the Registration Statement becomes effective under the Act, (ii) the Restated Certificate has been filed with the Secretary of State of the State of Delaware, (iii) the Holders of the Rights have complied with the terms of the Rights in connection with the exercise thereof and
               (iv) certificates representing the Shares in the form of the specimen certificate have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for as contemplated by the Rights and at a price per share not less than the per share par value of the Common Stock, the Shares will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware and the applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules

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Liberte Investors, Inc.
January 20, 2004
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and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offerings contemplated by the Registration Statement.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Primary Shares and the sale of the Secondary Shares.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                       Sincerely,

                                       /s/ Kirkland & Ellis

                                       KIRKLAND & ELLIS